                                                                       EXHIBIT 2


                                   AGREEMENT
                               Filed as Part of

                           STATEMENT ON SCHEDULE 13D
                                Filed With The
                      SECURITIES AND EXCHANGE COMMISSION


          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the Statement on
Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.


Dated:    December 16, 1996



                                    /s/ Joseph E. Cresci
                                    -----------------------------------
                                    Joseph E. Cresci


                                    /s/ James F. Powers
                                    -----------------------------------
                                    James F. Powers, as Trustee


                                    The Cresci Family Limited
                                      Partnership


                                    By:/s/ Joseph E. Cresci
                                       --------------------------------
                                       Joseph E. Cresci, Trustee of the
                                       Joseph  E. Cresci Revocable
                                       Trust U/T/A dated April 3, 1996,
                                       General Partner